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                                                                 EXHIBIT 10.21.1




                                 FIRST AMENDMENT
                                       TO
                              CONSULTING AGREEMENT




It has been agreed between the parties that Paragraph 5, Compensation - Consulting Term, Sub-paragraph (a) Fee, to a Consulting Agreement of October 9, 1992, between Louis B. Horwitz and Datum Inc. shall be modified to read as follows:

         As compensation for Horwitz's services as a consultant, Datum shall pay Horwitz a fee in the sum of $8,333.33 per day plus travel expenses, if any, for each day Horwitz is called upon to render such services. During the Consulting Term, Horwitz shall be guaranteed a minimum of twelve (12) days of consulting services. In the event he is called upon for a lesser number of days, he shall, nonetheless, be compensated for the minimum number of days set forth. Payment shall be on or before the first day of each month.



                                      Datum, Inc.
                                      A Delaware Corporation



/s/ Louis B. Horwitz                  /s/ David A. Young
-------------------------             ------------------------------------------
Louis B. Horwitz                      David A. Young
                                      Vice President, Finance and Administration



                                      /s/ Dan L. McGurk
                                      ------------------------------------------
                                      Dan L. McGurk, Chairman
                                      Compensation Committee
                                      Board of Directors